                                                                    Exhibit 10.2

                   General Assignment and Assumption Agreement

                                  by and among


                        Schlumberger Technologies, Inc.,


                      Schlumberger Technology Corporation,


                                 Schlumberger BV


                                       and


                                  NPTest, Inc.


                                _______ __, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                                 Page
                                                                                 ----
ARTICLE I CONTRIBUTION AND ASSUMPTION............................................   2
-------------------------------------
    Section 1.1     Contribution of Assets and Assumption of Liabilities.........   2
    -----------     ----------------------------------------------------
    Section 1.2     NPT Assets...................................................   3
    -----------     ----------
    Section 1.3     NPT Liabilities..............................................   4
    -----------     ---------------
    Section 1.4     Local Transfer Agreements....................................   6
    -----------     -------------------------
    Section 1.5     Methods of Transfer and Assumption...........................   6
    -----------     ----------------------------------
    Section 1.6     Governmental Approvals and Consents..........................   7
    -----------     -----------------------------------
    Section 1.7     Novation of Assumed NPT Liabilities..........................   8
    -----------     -----------------------------------
ARTICLE II LITIGATION............................................................   9
---------------------
    Section 2.1     Allocation...................................................   9
    -----------     ----------
    Section 2.2     Cooperation..................................................   9
    -----------     -----------
ARTICLE III MISCELLANEOUS........................................................   9
-------------------------
    Section 3.1     Entire Agreement.............................................  10
    -----------     ----------------
    Section 3.2     Governing Law................................................  10
    -----------     -------------
    Section 3.3     Descriptive Headings.........................................  10
    -----------     --------------------
    Section 3.4     Termination..................................................  10
    -----------     -----------
    Section 3.5     Notices......................................................  10
    -----------     -------
    Section 3.6     Counterparts.................................................  11
    -----------     ------------
    Section 3.7     Binding Effect; Assignment...................................  11
    -----------     --------------------------
    Section 3.8     Severability.................................................  11
    -----------     ------------
    Section 3.9     Failure or Indulgence Not Waiver; Remedies Cumulative........  12
    -----------     -----------------------------------------------------
    Section 3.10    Amendment....................................................  12
    ------------    ---------
    Section 3.11    Authority....................................................  12
    ------------    ---------
    Section 3.12    Interpretation...............................................  12
    ------------    --------------
    Section 3.13    Dispute Resolution...........................................  12
    ------------    ------------------
ARTICLE IV DEFINITIONS...........................................................  12
----------------------
    Section 4.1     Action.......................................................  12
    -----------     ------
    Section 4.2     Accounts Payable.............................................  12
    -----------     ----------------

Section 4.3   Accounts Receivable..................................................     13
-----------   -------------------
Section 4.4   Affiliate............................................................     13
-----------   ---------
Section 4.5   Ancillary Agreement..................................................     13
-----------   -------------------
Section 4.6   Assets...............................................................     13
-----------   ------
Section 4.7   Contracts............................................................     15
-----------   ---------
Section 4.8   Delayed Transfer Assets..............................................     15
-----------   -----------------------
Section 4.9   Delayed Transfer Liabilities.........................................     15
-----------   ----------------------------
Section 4.10  Governmental Approvals...............................................     15
------------  ----------------------
Section 4.11  Governmental Authority...............................................     15
------------  ----------------------
Section 4.12  Indemnification and Insurance Matters Agreement......................     15
------------  -----------------------------------------------
Section 4.13  Insurance Policies...................................................     15
------------  ------------------
Section 4.14  Intellectual Property................................................     15
------------  ---------------------
Section 4.15  IPO Closing Date.....................................................     15
------------  ----------------
Section 4.16  IPO Pricing Date.....................................................     15
------------  ----------------
Section 4.17  Liabilities..........................................................     15
------------  -----------
Section 4.18  Local Transfer Agreements............................................     15
------------  -------------------------
Section 4.19  Master Separation and Sale Agreement.................................     16
------------  ------------------------------------
Section 4.20  NPT Balance Sheet....................................................     16
------------  -----------------
Section 4.21  NPT Contingent Gain..................................................     16
------------  -------------------
Section 4.22  NPT Contingent Liability.............................................     16
------------  ------------------------
Section 4.23  NPT Contracts........................................................     17
------------  -------------
Section 4.24  NPT Group............................................................     17
------------  ---------
Section 4.25  Person...............................................................     18
------------  ------
Section 4.26  Sale.................................................................     18
------------  ----
Section 4.27  Schlumberger Group...................................................     18
------------  ------------------
Section 4.28  Security Interest....................................................     18
------------  -----------------
Section 4.29  Taxes................................................................     18
------------  -----

                   GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

         This General Assignment and Assumption Agreement (this "Agreement") is effective as of _______ __, 2002, by and among Schlumberger Technologies, Inc., a Delaware corporation ("STI"), Schlumberger Technology Corporation, a Texas corporation ("STC"), Schlumberger BV, a company organized and existing under the laws of the Netherlands ("SBV" and, together with STI, and STC, "Schlumberger"), and NPTest, Inc. ("NPT"), a Delaware corporation. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Article IV hereof.

                                    RECITALS

         WHEREAS, STI and SBV collectively own all of the currently issued and outstanding common stock of NPT;

         WHEREAS, NPT is engaged in the NPT Business (as such term is defined in the Master Separation and Sale Agreement);

         WHEREAS, the Board of Directors of each of STI, STC, SBV and NPT has determined that it would be appropriate and desirable for Schlumberger to contribute and transfer to NPT, and for NPT to receive and assume, directly or indirectly, certain assets and liabilities currently held, directly or indirectly, by Schlumberger and associated with the NPT Business, as identified in more detail herein, in the other Ancillary Agreements and in the Master Separation and Sale Agreement;

         WHEREAS, Schlumberger hereby intends to transfer, and by certain other agreements and instruments has transferred or will transfer, to NPT on or prior to the Separation Date, certain assets of the NPT Business owned by Schlumberger, in accordance with this Agreement, the Master Separation and Sale Agreement and the other agreements and instruments referenced herein or therein or attached hereto or thereto; and

         WHEREAS, NPT hereby intends to assume, and by certain other agreements and instruments has assumed or will assume, from Schlumberger on or prior to the Separation Date, certain liabilities related to the NPT Business owed by Schlumberger, in accordance with this Agreement, the Master Separation and Sale Agreement and the other agreements and instruments referenced herein or therein or attached hereto or thereto.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                           CONTRIBUTION AND ASSUMPTION

         Section 1.1   Contribution of Assets and Assumption of Liabilities.

                (a) Transfer of Assets. Schlumberger has assigned, transferred, conveyed and delivered or hereby assigns, transfers, conveys and delivers (or has caused or will cause any applicable Schlumberger Subsidiary (as defined in the Master Separation and Sale Agreement) to assign, transfer, convey and deliver) to NPT or to any applicable NPT Subsidiary (as defined in the Master Separation and Sale Agreement), and NPT has accepted or hereby accepts from Schlumberger, or applicable Schlumberger Subsidiary, and has accepted or agrees to cause its applicable NPT Subsidiary to accept, all of Schlumberger's and its applicable Subsidiaries' respective right, title and interest in NPT Assets, other than the Delayed Transfer Assets; provided, however, that any NPT Assets that are specifically assigned or transferred pursuant to another Ancillary Agreement shall not be assigned or transferred pursuant to this Section 1.1(a).

                (b) Assumption of Liabilities. NPT has assumed or hereby assumes and agrees faithfully to perform and fulfill (or has caused or will cause any applicable Subsidiary to assume, perform and fulfill), all the NPT Liabilities (as defined in Section 1.3) owed by Schlumberger, other than the Delayed Transfer Liabilities; provided, however, that any NPT Liabilities that are specifically assumed pursuant to another Ancillary Agreement shall not be assumed pursuant to this Section 1.1(b). Unless another Ancillary Agreement provides otherwise, from and after the Separation Date, NPT shall be responsible (or will cause any applicable NPT Subsidiary to be responsible) for all NPT Liabilities held by Schlumberger that are being assumed hereunder, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or after the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any NPT Liabilities arising out of claims made by Schlumberger's or NPT's respective directors, officers, consultants, independent contractors, employees or agents against any member of the Schlumberger Group or the NPT Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud, misconduct or misrepresentation by any member of the Schlumberger Group or the NPT Group or any of their respective directors, officers, employees or agents.

                (c) Delayed Transfer Assets and Liabilities. Each of the parties hereto agrees that the Delayed Transfer Assets will be assigned, transferred, conveyed and delivered, and the Delayed Transfer Liabilities will be assumed, in accordance with the terms of the agreements that provide for such assignment, transfer, conveyance and delivery, or such assumption, as soon as practicable after the date of this Agreement or as otherwise set forth on
Schedule 1.1(c). Following such assignment, transfer, conveyance and delivery of any Delayed Transfer Asset, or the assumption of any Delayed Transfer Liability, the applicable Delayed Transfer Asset or Delayed Transfer Liability shall be treated for all purposes of this Agreement and the other Ancillary Agreements as an NPT Asset or as an NPT Liability, as the case may be, with effect from the Separation Date, unless otherwise provided for in another Ancillary Agreement or mutually agreed to in writing by the parties.

               (d) Misallocated Assets. In the event that at any time or from time to time (whether prior to, on or after the Separation Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset as nominee for any such other Person.

        Section 1.2    NPT Assets.

               (a) Included Assets. For purposes of this Agreement, "NPT Assets" shall mean (without duplication) the following Assets, except as otherwise provided for in any other Ancillary Agreement or other express agreement of the parties:

                             (i)    all Assets reflected in the NPT Balance
    Sheet, subject to any dispositions of such Assets subsequent to the date of the NPT Balance Sheet;

                             (ii)   all Assets that have been written off,
    expensed or fully depreciated that, had they not been written off, expensed or fully depreciated, would have been reflected in the NPT Balance Sheet in accordance with the principles and accounting policies under which the NPT Balance Sheet was prepared;

                             (iii)  all Assets acquired by Schlumberger or its
    Subsidiaries after the date of the NPT Balance Sheet that would be reflected in the consolidated balance sheet of NPT as of the Separation Date if such consolidated balance sheet was prepared using the same principles and accounting policies under which the NPT Balance Sheet was prepared, including any business transaction processing that may occur on Schlumberger systems on behalf of NPT during the period between the Separation Date and the initialization of the processing systems required by NPT;

                             (iv)   all Assets that are used primarily by the
    NPT Business at the Separation Date but are not reflected in the NPT Balance Sheet due to mistake or omission; provided, however, that no Asset shall be an NPT Asset requiring any transfer by Schlumberger unless NPT or its Subsidiaries have, on or before the first anniversary of the IPO Closing Date, given Schlumberger or its Subsidiaries notice that such Asset is an NPT Asset;

                             (v)    all NPT Contingent Gains;

                             (vi)   all NPT Contracts;

                             (vii)  all Accounts Receivable;

                             (viii) to the extent permitted by law and subject
    to the Indemnification and Insurance Matters Agreement, all rights of any member of the NPT Group under any of Schlumberger's Insurance Policies or other insurance policies issued by Persons unaffiliated with Schlumberger; and

                                   (ix)   all Assets that are expressly
                                   contemplated by this Agreement, the Master
        Separation and Sale Agreement or any other Ancillary Agreement (or
        Schedule 1.2(a)(ix) or any other Schedule hereto or thereto), or any agreement or document (each, a "Prior Transfer Agreement") executed and delivered in connection with the Prior Transfers (as defined in the Master Separation and Sale Agreement), as Assets to be transferred to NPT or any other member of the NPT Group.

        Notwithstanding the foregoing, the NPT Assets shall not include the Excluded Assets referred to in Section 1.2(b) below.

                       (b) Excluded Assets. For the purposes of this Agreement, "Excluded Assets" shall mean:

                                   (i)    the Assets listed or described on
        Schedule 1.2(b)(i);

                                   (ii)   all cash of NPT as of the Separation
        Date, except where the transfer of such cash is prohibited by applicable law; and

                                   (iii)  any Assets that are expressly
        contemplated by the Master Separation and Sale Agreement, this Agreement or any other Ancillary Agreement (or the Schedules hereto or thereto), or any Prior Transfer Agreement, as Assets to be retained by Schlumberger or any other member of the Schlumberger Group.

                Section 1.3   NPT Liabilities.

                       (a) Included Liabilities. For the purposes of this Agreement, "NPT Liabilities" shall mean (without duplication) the following Liabilities, except as otherwise provided for in any other Ancillary Agreement or other express agreement of the parties:

                                   (i)    all Liabilities reflected in the NPT
        Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the NPT Balance Sheet;

                                   (ii)   all Liabilities of Schlumberger or its
        Subsidiaries that arise after the date of the NPT Balance Sheet that would be reflected in the consolidated balance sheet of NPT as of the Separation Date if such consolidated balance sheet was prepared using the same principles and accounting policies under which the NPT Balance Sheet was prepared;

                                   (iii)  all Liabilities that are related
        primarily to the NPT Business at the Separation Date but are not reflected in the NPT Balance Sheet due to mistake or unintentional omission; provided, however, that no

        Liability shall be considered as a NPT Liability unless Schlumberger or its Subsidiaries, on or before the first anniversary of the IPO Closing Date, has given NPT or its Subsidiaries notice that such Liability is a NPT Liability;

                                (iv)     all NPT Contingent Liabilities;

                                (v)      the Accounts Payable;

                                (vi) all Liabilities (other than Liabilities for Taxes), whether arising before, on or after the Separation Date, primarily relating to, arising out of or resulting from:

                                  (1)  the operation of the NPT Business, as
        conducted at any time prior to, on or after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                                  (2)  the operation of any business conducted
        by any member of the NPT Group at any time after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

                                  (3)  any NPT Assets;

                                (vii) all Liabilities relating to, arising out of or resulting from any of the terminated, divested or discontinued businesses and operations listed or described on Schedule 1.3(a)(vii); and

                                (viii)   all Liabilities that are expressly
        contemplated by this Agreement, Schedule 1.3(a)(viii), the Master Separation and Sale Agreement or any other Ancillary Agreement (or the Schedules hereto or thereto), or any Prior Transfer Agreement, as Liabilities to be assumed by NPT or any member of the NPT Group, and all agreements, obligations and Liabilities of any member of the NPT Group under this Agreement, any of the Ancillary Agreements or any of the Prior Transfer Agreements.

        Notwithstanding the foregoing, the NPT Liabilities shall not include the Excluded Liabilities referred to in Section 1.3(b) below.

                  (b) Excluded Liabilities. For the purposes of this Agreement, "Excluded Liabilities" shall mean:

                                (i)      all Liabilities listed or described in
Schedule 1.3(b)(i);

                           (ii) all Liabilities that are expressly contemplated by this Agreement, the Master Separation and Sale Agreement or any other Ancillary Agreement (or the Schedules hereto or thereto), or any Prior Transfer Agreement, as Liabilities to be retained or assumed by Schlumberger or any other member of the Schlumberger Group, and all agreements and obligations of any member of the Schlumberger Group under the Master Separation and Sale Agreement, this Agreement, any of the Ancillary Agreements or any of the Prior Transfer Agreements.

               Section 1.4 Local Transfer Agreements. Each of Schlumberger and NPT shall take, and shall cause each member of its respective Group to take, such action as reasonably necessary to consummate the transactions contemplated by the Local Transfer Agreements (whether prior to, on or after the Separation
Date).

               Section 1.5 Methods of Transfer and Assumption.

                    (a) Terms of Other Ancillary Agreements Govern. Subject to the provisions of Section 1.5(b) hereof, the parties shall enter into the other Ancillary Agreements, on or prior to the date of this Agreement. To the extent that the transfer of any NPT Asset or the assumption of any NPT Liability is expressly provided for by the terms or provisions of any other Ancillary Agreement or of any Prior Transfer Agreement, the terms or provisions of such other Ancillary Agreement or Prior Transfer Agreement, including, without limitation, any Local Transfer Agreement, shall effect, and determine the manner of, the transfer or assumption. It is the intent of the parties that pursuant to Sections 1.1, 1.2 and 1.3, the transfer and assumption of all other NPT Assets and NPT Liabilities, other than Delayed Transfer Assets and Delayed Transfer Liabilities, shall be made on or prior to the Separation Date; provided, however, that circumstances in various jurisdictions may require the transfer of certain Assets and the assumption of certain Liabilities to occur in such other manner and at such other time as the parties shall agree, as provided in Section
1.4 hereof.

                    (b) Mistaken Assignments and Assumptions. In addition to those transfers and assumptions accurately identified and designated by the parties to take place but which the parties are not able to effect prior to the Separation Date, there may exist (i) Assets that the parties discover were, contrary to the agreements between the parties, by mistake or omission, transferred to NPT or (ii) Liabilities that the parties discover were, contrary to the agreements between the parties, by mistake or omission, assumed by NPT. In the event that the Assets or Liabilities transferred or assumed under the terms or provisions of a Local Transfer Agreement are materially different than those that are contemplated to be transferred or assumed under this Agreement or any other Ancillary Agreement, the parties hereto shall take such remedial action as may be necessary or appropriate so as to restore the benefits provided for or contemplated by this Agreement and the Ancillary Agreement to the party or parties otherwise harmed, despite the terms and provisions effecting the relevant transfer and assumption by a Local Transfer Agreement. The parties shall cooperate in good faith to effect the transfer or re-transfer of such Assets, and/or the assumption or re-assumption of such Liabilities, to or by the appropriate party and shall not use the determination that remedial actions need to be taken to alter the original intent of the parties hereto with respect to the Assets to be transferred to or Liabilities to be assumed by NPT. Each party shall reimburse the other or make other financial adjustments (e.g., without limitation, cash reserves) or other adjustments to remedy any mistakes or omissions relating to any of the Assets transferred hereby or any of the Liabilities assumed hereby.

                    (c) Documents Relating to Other Transfers of Assets and Assumption of Liabilities. In furtherance of the assignment, transfer and conveyance of NPT Assets and the assumption of NPT Liabilities set forth in Sections 1.5(a) and (b) and certain other Ancillary Agreements, simultaneously with the execution and delivery hereof or as promptly as practicable thereafter,
(i) Schlumberger shall execute and deliver, or shall cause its Subsidiaries, in accordance with Local Transfer Agreements, to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment (to the extent not previously accomplished) of all of Schlumberger's and its Subsidiaries' right, title and interest in and to the NPT Assets to NPT or another member of the NPT Group, and (ii) NPT or another member of the NPT Group shall execute and deliver to Schlumberger or its Subsidiaries such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption, to the extent not previously assumed, of the NPT Liabilities by NPT or another member of the NPT Group.

               Section 1.6 Governmental Approvals and Consents.

                    (a) Transfer In Violation of Laws. If and to the extent that the valid, complete and perfected transfer assignment or novation to the NPT Group of any NPT Assets and NPT Liabilities (or from the NPT Group of any Non-NPT Assets) would be a violation of applicable laws or require any consent or Governmental Approval in connection with the Separation, the IPO or the Sale, then, unless Schlumberger shall otherwise determine, the transfer, assignment or novation to or from the NPT Group, as the case may be, of such NPT Assets or Non-NPT Assets, respectively, shall be automatically deemed deferred and any such purported transfer, assignment or novation shall be null and void until such time as all legal impediments are removed and/or such consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, such Asset shall still be considered a NPT Asset for purposes of determining whether any Liability is a NPT Liability; provided, however, that if such consents or Governmental Approvals have not been obtained within six months of the Separation Date, the parties will use their reasonable commercial efforts to achieve an alternative solution in accordance with the parties' intentions.

                    (b) Transfers Not Consummated Prior to Separation Date. If the transfer, assignment or novation of any Assets intended to be transferred or assigned hereunder, is not consummated prior to or on the Separation Date, whether as a result of the provisions of Section 1.6(a) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such NPT Assets (or such Non-NPT Assets, as the case may be), including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assets, are to inure from and after the Separation Date to the NPT Group (or the Schlumberger Group, as the case may be). If and when the consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to Section 1.6(a), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or such other applicable provisions of the Master Separation and Sale Agreement or any other Ancillary Agreement.

               Section 1.7 Novation of Assumed NPT Liabilities.

                   (a) Reasonable Efforts. Each of Schlumberger and NPT, at the request of the other, shall use its reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (including with respect to any federal government contract) or assign all rights and obligations under agreements, leases, licenses and other obligations or Liabilities (including NPT OFLs) of any nature whatsoever that constitute NPT Liabilities or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the NPT Group, so that, in any such case, NPT and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that neither Schlumberger, NPT nor their Subsidiaries shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

                   (b) Inability to Obtain Novation. If Schlumberger or NPT is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Schlumberger Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof (except to the extent expressly set forth in this Agreement, the Master Separation and Sale Agreement or any other Ancillary Agreement), NPT shall, as agent or subcontractor for Schlumberger or such other Person, as the case may be, pay, perform and discharge fully, or cause to be paid, transferred or discharged all the obligations or other Liabilities of Schlumberger or such other Person, as the case may be, thereunder from and after the date hereof. Schlumberger shall, without further consideration, pay and remit, or cause to be paid or remitted, to NPT or its appropriate Subsidiary promptly all money, rights and other consideration received by it or any member of its respective Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Schlumberger shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its respective Group to NPT without payment of further consideration and NPT shall, without the payment of any further consideration, assume such rights and obligations.

                                   ARTICLE II

                                   LITIGATION

               Section 2.1 Allocation.

                    (a) Litigation to Be Transferred to NPT. Notwithstanding any contrary provisions in the Indemnification and Insurance Matters Agreement, on the Separation Date, the responsibilities for management of the litigation identified in a litigation disclosure letter (the "Litigation Disclosure Letter"), which will be delivered by Schlumberger to NPT on or prior to the Separation Date, shall be transferred in their entirety from Schlumberger and its Subsidiaries to NPT and its Subsidiaries and shall be considered as NPT Assets or NPT Liabilities, as the case may be. As of the Separation Date and thereafter, NPT shall be responsible for managing the defense of such litigation and shall cause its applicable Subsidiaries to do the same. Schlumberger and its Subsidiaries must first obtain the prior consent of NPT or its applicable Subsidiary for any action taken subsequent to the Separation Date in connection with the litigation identified in the Litigation Disclosure Letter, which consent shall not be unreasonably withheld or delayed. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of the Indemnification and Insurance Matters Agreement.

                    (b) Litigation to be Defended by Schlumberger at NPT's Expense. Notwithstanding any contrary provisions in the Indemnification and Insurance Matters Agreement, Schlumberger shall defend, and shall cause its applicable Subsidiaries to defend, the litigation identified in the Litigation Disclosure Letter that is delivered by Schlumberger to NPT on or prior to the Separation Date. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of the Indemnification and Insurance Matters Agreement.

               Section 2.2 Cooperation. Schlumberger and NPT and their respective Subsidiaries shall cooperate with each other in the defense of any litigation covered under this Article II and afford to each other reasonable access upon reasonable advance notice to witnesses and Information (other than Information protected from disclosure by applicable privileges) that is reasonably required to defend this litigation (as "Information" is defined pursuant to Section 7.4 of the Master Separation and Sale Agreement). The foregoing agreement to cooperate includes, but is not limited to, an obligation to provide access to qualified assistance to provide information, witnesses and documents to respond to discovery requests in specific lawsuits. In such cases, cooperation shall be timely so that the party responding to discovery may meet all court-imposed deadlines. The party requesting information shall reimburse the party providing information consistent with the terms of Section 5.4 of the Master Separation and Sale Agreement. The obligations set forth in this paragraph are set forth in more detail in Section 5.4 of the Master Separation and Sale Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

               Section 3.1 Entire Agreement. This Agreement, the Master Separation and Sale Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, and the Prior Transfer Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

               Section 3.2 Governing Law. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of Delaware, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods.

               Section 3.3 Descriptive Headings. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

               Section 3.4 Termination. This Agreement may be terminated at any time prior to the IPO Pricing Date by and in the sole discretion of Schlumberger without the approval of NPT. This Agreement may be terminated at any time after the IPO Pricing Date and before the Sale Date by mutual consent of Schlumberger and NPT. In the event of termination pursuant to this Section 3.4, no party shall have any liability of any kind to the other party under this Agreement.

               Section 3.5 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

               if to STI:

                          Schlumberger Technologies, Inc.
                          [To Come]
                          Attention:        [__________]
                          Telephone:        [__________]
                          Facsimile:        [__________]

               if to SBV:

                          Schlumberger BV
                          [To Come]
                          Attention:        [__________]
                          Telephone:        [__________]
                          Facsimile:        [__________]
               if to STC:

                          Schlumberger Technology Corporation
                          [To Come]
                          Attention:      [__________]
                          Telephone:      [__________]
                          Facsimile:      [__________]
               if to NPT:

                          NPTest, Inc.
                          [To Come]
                          Attention:      General Counsel
                          Telephone:      [__________]
                          Facsimile:      [__________]

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three days from the date of postmark.

               Section 3.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

               Section 3.7 Binding Effect; Assignment. No party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other parties' prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other parties. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

               Section 3.8 Severability. If any term or other provision of this Agreement or the Exhibits or Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

               Section 3.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               Section 3.10 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

               Section 3.11 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

               Section 3.12 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

               Section 3.13 Dispute Resolution. The terms of the provisions entitled "Dispute Resolution" in the Master Separation and Sale Agreement shall apply to any claims or controversies or disputes arising hereunder among the parties to this Agreement.

                                   ARTICLE IV

                                   DEFINITIONS

               Section 4.1 Action. "Action" has the meaning set forth in the Indemnification and Insurance Matters Agreement.

               Section 4.2 Accounts Payable. "Accounts Payable" means (i) all accounts payable and other obligations of payment for goods or services purchased, leased or otherwise received in the conduct of the NPT Business that as of the Separation Date are payable to a third Person by Schlumberger or any of Schlumberger's Subsidiaries, whether past due, due or to become due, including any interest, sales or use taxes, finance charges, late or returned check charges and other obligations of Schlumberger or any of Schlumberger's Subsidiaries with respect thereto, and any obligations related to any of the foregoing and (ii) all employee compensation Liabilities and other miscellaneous Liabilities for which an adjustment is made in the NPT Balance Sheet.

               Section 4.3 Accounts Receivable. "Accounts Receivable" means (i) all accounts receivable and other rights to payment for goods or services sold, leased or otherwise provided in the conduct of the NPT Business that as of the Separation Date are payable by a third Person to Schlumberger or any of Schlumberger's Subsidiaries, whether past due, due or to become due, including any interest, sales or use taxes, finance charges, late or returned check charges and other obligations of the account debtor with respect thereto, and any proceeds of any of the foregoing and (ii) all other miscellaneous Assets for which an adjustment is made in the NPT Pro Forma Balance Sheet (as defined in the Master Separation and Sale Agreement).

               Section 4.4 Affiliate. "Affiliate" has the meaning set forth in the Master Separation and Sale Agreement.

               Section 4.5 Ancillary Agreement. "Ancillary Agreement" has the meaning set forth in the Master Separation and Sale Agreement.

               Section 4.6 Assets. "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

                         (i)   all accounting and other books, records and files
whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                         (ii)  all apparatus, computers and other electronic
data processing equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property, but excluding fixtures, machinery, equipment, furniture and office equipment;

                         (iii) all inventories of materials, parts, raw
materials, supplies, work-in-process and finished goods and products;

                         (iv)  all interests in real property of whatever
nature, including easements, whether as owner, mortgagee or holder of a Security Interest, lessor, sublessor, lessee, sublessee or otherwise;

                         (v)   all interests in any capital stock or other
equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; and all other investments in securities of any Person;

                         (vi)   all license agreements, leases of personal
property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                         (vii)  all deposits, letters of credit and performance
and surety bonds;

                         (viii) all written technical information, data,
specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                         (ix)   all Intellectual Property and licenses from
third Persons granting the right to use any Intellectual Property;

                         (x)    all computer applications, programs and other
software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

                         (xi)   all cost information, sales and pricing data,
customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                         (xii)  all prepaid expenses, trade accounts and other
accounts and notes receivables;

                         (xiii) all rights under contracts or agreements, all
claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                         (xiv)  all rights under insurance policies and all
rights in the nature of insurance, indemnification or contribution;

                         (xv)   all licenses (including radio and similar
licenses), permits, approvals and authorizations which have been issued by any Governmental Authority; and

                         (xvi)  interest rate, currency, commodity or other
swap, collar, cap or other hedging or similar agreements or arrangements.

               Section 4.7 Contracts. "Contracts" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

               Section 4.8 Delayed Transfer Assets. "Delayed Transfer Assets" means any NPT Assets that are expressly provided in this Agreement, the Master Separation and Sale Agreement or any other Ancillary Agreement to be transferred after the date of this Agreement.

               Section 4.9 Delayed Transfer Liabilities. Delayed Transfer Liabilities means any NPT Liabilities that are expressly provided in this Agreement, the Master Separation and Sale Agreement or any other Ancillary Agreement to be transferred after the date of this Agreement.

               Section 4.10 Governmental Approvals. "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

               Section 4.11 Governmental Authority. "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

               Section 4.12 Indemnification and Insurance Matters Agreement. "Indemnification and Insurance Matters Agreement" means the Indemnification and Insurance Matters Agreement attached as Exhibit J to the Master Separation and Sale Agreement.

               Section 4.13 Insurance Policies. "Insurance Policies" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

               Section 4.14 Intellectual Property. "Intellectual Property" has the meaning set forth in the Master Technology Ownership and License Agreement attached as Exhibit D-1 to the Master Separation and Sale Agreement.

               Section 4.15 IPO Closing Date. "IPO Closing Date" has the meaning set forth in the Master Separation and Sale Agreement.

               Section 4.16 IPO Pricing Date. "IPO Pricing Date" has the meaning set forth in the Master Separation and Sale Agreement.

               Section 4.17 Liabilities. "Liabilities" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

               Section 4.18 Local Transfer Agreements. "Local Transfer Agreements" has the meaning set forth in the Master Separation and Sale Agreement.

          Section 4.19 Master Separation and Sale Agreement. "Master Separation and Sale Agreement" means the Master Separation and Sale Agreement by and among STI, STC, SBV and NPT.

          Section 4.20 NPT Balance Sheet. "NPT Balance Sheet" means the pro forma combined balance sheet (including the notes thereto) of the NPT Business as of [March 31], 2002, that is included in the IPO Registration Statement.

          Section 4.21 NPT Contingent Gain. "NPT Contingent Gain" means any claim or other right of a member of the Schlumberger Group or the NPT Group that primarily relates to the NPT Business, whenever arising, against any Person other than a member of the Schlumberger Group or the NPT Group, if and to the extent that (i) such claim or right arises out of the events, acts or omissions occurring prior to the Separation Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person prior to the Separation Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty prior to the Separation Date or as a result of the failure of such claim or other right to have been discovered or asserted prior to the Separation Date. A claim or right meeting the foregoing definition shall be considered a NPT Contingent Gain regardless of whether there was any Action pending, threatened or contemplated prior to the Separation Date with respect thereto. In the case of any claim or right a portion of which arises out of events, acts or omissions occurring prior to the Separation Date and a portion of which arises out of events, acts or omissions occurring on or after the Separation Date, only that portion that arises out of events, acts or omissions occurring prior to the Separation Date shall be considered a NPT Contingent Gain. For purposes of the foregoing, a claim or right shall be deemed to have accrued as of the Separation Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Separation Date, such that the claim or right, were it asserted in an Action on or prior to the Separation Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of (i) any Insurance Proceeds, (ii) any Excluded Assets, (iii) any reversal of any litigation or other reserve, or
(iv) any matters relating to Taxes (which are governed by the Tax Sharing Agreement) shall be deemed to be a NPT Contingent Gain.

          Section 4.22 NPT Contingent Liability. "NPT Contingent Liability" means any Liability, other than Liabilities for Taxes (which are governed by the Tax Sharing Agreement), of a member of the Schlumberger Group or the NPT Group that primarily relates to the NPT Business, whenever arising, to any Person other than a member of the Schlumberger Group or the NPT Group, if and to the extent that (i) such Liability arises out of the events, acts or omissions occurring prior to the Separation Date and (ii) the existence or scope of the obligation of a member of the Schlumberger Group or the NPT Group prior to the Separation Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty prior to the Separation Date or as a result of the failure of such Liability to have been discovered or asserted prior to the Separation Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined). In the case of any Liability a portion of which arises out of events, acts or omissions occurring prior to the Separation Date and a portion of which arises out of events, acts or omissions occurring on or after the Separation Date, only that portion that arises out of events, acts or omissions occurring prior to the Separation Date shall be considered a NPT Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have arisen out of events, acts or omissions occurring prior to the Separation Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Separation Date, such that the claim, were it asserted in an Action on or prior to the Separation Date, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the parties agree that no Liability relating to, arising out of or resulting from any obligation of any Person to perform the executory portion of any contract or agreement existing as of the Separation Date, or to satisfy any obligation accrued under any Plan (as defined in the Employee Matters Agreement) as of the Separation Date, shall deemed to be a NPT Contingent Liability.

          Section 4.23 NPT Contracts. "NPT Contracts" means the following contracts and agreements to which Schlumberger is a party or by which it or any of its Assets is bound, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by Schlumberger or any member of the Schlumberger Group pursuant to any provision of this Agreement or any other Ancillary Agreement:

                         (i) any contract or agreement entered into in the name of, or expressly on behalf of, any division or business unit of NPT;

                         (ii) any contract or agreement that relates primarily to the NPT Business;

                         (iii) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement, the Master Separation and Sale Agreement or any of the other Ancillary Agreements to be assigned to NPT;

                         (iv) any guarantee, indemnity, representation, warranty or other Liability of any member of the NPT Group or the Schlumberger Group in respect of any other NPT Contract, any NPT Liability or the NPT Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the NPT Business); and

                         (v)   any NPT OFL.

          Section 4.24 NPT Group. "NPT Group" has the meaning set forth in the Master Separation and Sale Agreement.Section 4.32 OFLs. "OFLs" mean all liabilities, obligations, contingencies, instruments and other Liabilities of any member of the Schlumberger Group of a financial nature with third parties existing on the date hereof or entered into or established between the date hereof and the Separation Date, including any of the following:

                         (i)   foreign exchange contracts;

                         (ii)  letters of credit;

                         (iii) guarantees of third party loans to customers;

                         (iv)   surety bonds (excluding surety for workers'
compensation self-insurance);

                         (v) interest support agreements on third party loans to customers;

                         (vi) performance bonds or guarantees issued by third parties;

                         (vii)  swaps or other derivatives contracts; and

                         (viii) recourse arrangements on the sale of receivables
or notes.

          Section 4.25 Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          Section 4.26 Sale. "Sale" has the meaning set forth in the Master Separation and Sale Agreement.

          Section 4.27 Schlumberger Group. "Schlumberger Group" has the meaning set forth in the Master Separation and Sale Agreement.

          Section 4.28 Security Interest. "Security Interest" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

          Section 4.29 Taxes. "Taxes" has the meaning set forth in the Tax Sharing Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this General Assignment and Assumption Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

Schlumberger Technologies, Inc.           NPTest, Inc.



By: __________________________________    By: __________________________________
      Name:                                     Name:
      Title:                                    Title:


Schlumberger BV



By:___________________________________
      Name:
      Title:


Schlumberger Technology Corporation



By:___________________________________
      Name:
      Title:

                                               SCHEDULES
                                               ----------

Schedule 1.1(c)                 Delayed Transfer Assets and Liabilities
Schedule 1.2(a)(xii)            Specific NPT Assets to be Transferred
Schedule 1.2(b)(i)              Excluded Assets
Schedule 1.3(a)(vi)             Divested Businesses Which Contain Liabilities to
                                be Transferred to NPT
Schedule 1.3(a)(vii)            Specific NPT Liabilities
Schedule 1.3(b)(i)              Excluded Liabilities

             Schedule 1.1(c) Delayed Transfer Assets and Liabilities

           Schedule 1.2(a)(xii) Specific NPT Assets to be Transferred

                       Schedule 1.2(b)(i) Excluded Assets

     Schedule 1.3(a)(vi) Divested Businesses Which Contain Liabilities to be
                               Transferred to NPT

                  Schedule 1.3(a)(vii) Specific NPT Liabilities

                     Schedule 1.3(b)(i) Excluded Liabilities